Exhibit 10.1

EXCHANGE AGREEMENT

by and between

HERITAGE OAKS BANCORP

and

CASTLE CREEK CAPITAL PARTNERS IV, LP

Dated as of October 29, 2014

EXCHANGE AGREEMENT, dated as of October 29, 2014 (this “Agreement”) by and between Heritage Oaks Bancorp, a California corporation (the “Company”), and Castle Creek Capital Partners IV, LP, a Delaware limited liability partnership (the “Investor”).

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the record and beneficial owner of 1,189,538 shares of the Company’s preferred stock designated as Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share (the “Preferred Shares”); WHEREAS, the Company issued the Preferred Shares pursuant to that certain Securities Purchase Agreement, dated March 10, 2010, between the Company and the Investor (the “Securities Purchase Agreement”); and

WHEREAS, the Company and the Investor desire to exchange (the “Preferred Exchange”) all of the Preferred Shares owned by the Investor for shares of the Company’s common stock, no par value (the “Common Stock” and such shares of Common Stock, the “Exchange Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; CONDITIONS TO THE CLOSING

Section 1.1 The Closing.

(a) The closing of the Preferred Exchange (the “Closing”) will take place at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064, or remotely via the electronic or other exchange of documents and signature pages, as the parties may agree.  The Closing shall take place on December 31, 2014; provided that the conditions set forth in Sections 1.1(c) and (d) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor.  The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will cause the transfer agent for the Common Stock to register the Exchange Shares in the name of the Investor and deliver reasonably satisfactory evidence of such registration to the Investor and (ii) the Investor will deliver the certificate(s) representing the Preferred Shares marked cancelled to the Company.

(c) The respective obligations of each of the Investor and the Company to consummate the Preferred Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals, non-objections or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Preferred Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Preferred Exchange as contemplated by this Agreement, and (iii) the Investor shall have received a non-control determination with respect to the Company from the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of San Francisco) and the California Department of Business Oversight, Division of Financial Institutions, and the Investor shall provide written evidence of the same to the Company on or prior to the Closing.

(d) The obligation of the Investor to consummate the Preferred Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii) the Investor shall have received a certificate signed on behalf of the Company by an executive officer certifying to the effect that the conditions set forth in Section 1.1(d)(i) have been satisfied;

(iii) the Company shall have delivered evidence in book-entry form, evidencing the issuance of the Exchange Shares to the Investor; and

(iv) the Exchange Shares shall have been authorized for listing on The NASDAQ Capital Market (“NASDAQ”), subject to official notice of issuance.

Section 1.2 Interpretation.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Schedules” such reference shall be to a Recital, Article or Section of, or Schedule to, this Agreement, unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of California generally are authorized or required by law or other governmental actions to close.

ARTICLE II

PREFERRED EXCHANGE

Section 2.1 Preferred Exchange.  On the terms and subject to the conditions set forth in this Agreement, upon the Closing (i) the Company agrees to issue to the Investor, in exchange for its [2,483,100] Preferred Shares, [2,483,100] Exchange Shares, and (ii) the Investor agrees to deliver to the Company the Preferred Shares marked cancelled in exchange for such number of Exchange Shares.

Section 2.2 Exchange Documentation.  Settlement of the Preferred Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Preferred Shares to the Company or its designated agent marked cancelled and the Company will cause delivery of the Exchange Shares to the Investor.

Section 2.3 Status of Preferred Shares after Closing.  The Preferred Shares exchanged for the Exchange Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date that:

Section 3.1 Existence and Power.

(a) Organization, Authority and Significant Subsidiaries.  The Company is duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, Heritage Oaks Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  The certificate of incorporation and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b) Capitalization.  The authorized capital stock of the Company and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A.  The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).  As of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock except pursuant to this Agreement.  Since the Capitalization Date, except pursuant to this Agreement, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2 Authorization and Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, which includes the issuance of the Exchange Shares.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company.  This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Bankruptcy Exceptions”).

Section 3.3 Exchange Shares.  The Exchange Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Exchange Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will not subject the holder thereof to personal liability.

Section 3.4 Non-Contravention.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and compliance by the Company with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Other than the filing of any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Preferred Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5 Anti-Takeover Provisions.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby, will be exempt from any anti-takeover or similar provisions of the Company’s certificate of incorporation and bylaws, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.

Section 3.6 No Company Material Adverse Effect.  Since December 31, 2013, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect.

Section 3.7 Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Exchange Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Exchange Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.8 Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

ARTICLE IV

COVENANTS

Section 4.1 Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Preferred Exchange, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 4.2 Exchange Listing.  On or prior to the Closing, the Company shall, at its expense, cause the Exchange Shares to be listed on the NASDAQ, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Section 4.3 Access, Information and Confidentiality.  The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.  The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

Section 4.4 Certain Notifications Until Closing.  From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.1 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.1 to be satisfied.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Unregistered Exchange Shares.  The Investor acknowledges that the Exchange Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Preferred Exchange and of making an informed investment decision.

Section 5.2 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Exchange Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) When the Exchange Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Exchange Shares, which shall not contain the applicable legend in Section 5.2(a) above.

Section 5.3 Certain Transactions.  The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.

Section 5.4 Transfer of Exchange Shares.  Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Exchange Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Exchange Shares.

Section 5.5 Registration Rights.  The Company shall use commercially reasonable efforts to file as soon as practicable, and in any event within 30 days of the Closing, a registration statement on Form S-3 under the Securities Act covering the resale by the Investor of all of the Exchange Shares, and thereafter use commercially reasonable efforts to have the registration statement declared effective by the SEC and thereafter keep the registration statement current and effective.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by December 31, 2014; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (or if any such Governmental Entity informs the Investor or the Company that it intends to disapprove any notice or application required to be filed by such party in order to consummate the transactions contemplated by this Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2 Survival of Representations and Warranties.  The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3 Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4 Waiver of Conditions.  The conditions to each party’s obligation to consummate the Preferred Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5 Governing Law; Submission to Jurisdiction, etc.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State.  Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Central District of California for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Preferred Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law.  To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Preferred Exchange contemplated hereby.

Section 6.6 Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Heritage Oaks Bancorp
1222 Vine Street
Paso Robles, California 93446
Attention:  William Raver, Esq.
Senior Vice President & General Counsel
Telephone:  (805) 369-5200
Facsimile:  (805) 369-5062
Email: wraver@heritageoakbank.com

With a copy to:

Manatt, Phelps & Phillps, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
Attention:  Jordan E. Hamburger, Esq.
Telephone:  (310) 312-4331
Facsimile:  (310) 914-5821
Email: jhamburger@manatt.com

If to the Investor:

Castle Creek Capital Partners IV, LP
c/o Castle Creek Capital LLC
6051 El Tordo
Rancho Santa Fe, California 92067
Attention:  Mark Merlo
Telephone:  (858) 759-6045
Facsimile:  (858) 759-8301
Email:  mmerlo@castlecreek.com

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Mark Chorazak, Esq.
Telephone:  (212) 455-7613
Facsimile:  (212) 455-2502
Email:  mchorazak@stblaw.com

Section 6.7 Definitions.

(a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

(d) The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries or geographic areas in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); (E) actions or omissions of the Company or any Company Subsidiary expressly required by the terms of the Preferred Exchange; or (ii) the ability of the Company to consummate the Preferred Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

Section 6.8 Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except  an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale.

Section 6.9 Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10 No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies.

Section 6.11 Entire Agreement, etc.  This Agreement (including the Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.  For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect, but shall be deemed amended hereby, and any provisions in this Agreement that supplement, duplicate or contradict any provision of the Securities Purchase Agreement shall be deemed to supersede the corresponding provision of the Securities Purchase Agreement from and after the effective date hereof.

Section 6.12 Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13 Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HERITAGE OAKS BANCORP By: /s/ Lonny Robinson Name: Lonny Robinson Title: CFO
CASTLE CREEK CAPITAL PARTNERS IV, LP By: /s/ Mark Merlo Name: Mark Merlo Title: Managing Principal

[Signature Page to Exchange Agreement]